SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12

NEUTRAL TANDEM, INC.

(Name of Registrant as Specified In Its Charter)

Clinton Magnolia Master Fund, Ltd.

Clinton Relational Opportunity Master Fund, L.P.

Clinton Spotlight Master Fund, L.P.

Clinton Relational Opportunity, LLC

Clinton Group, Inc.

George E. Hall

Kevin J. Cameron

Jose A. Cecin, Jr.

Alexander H. Good

Richard Katz

Alexander Mashinsky

John K. Peters

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRELIMINARY COPY SUBJECT TO COMPLETION

DATED APRIL 12, 2013

NEUTRAL TANDEM, INC. D/B/A INTELIQUENT

__________________________

PROXY STATEMENT

OF

CLINTON MAGNOLIA MASTER FUND, LTD.

 _________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GREEN PROXY CARD TODAY

This Proxy Statement and the enclosed GREEN proxy card are being furnished by Clinton Magnolia Master Fund, Ltd. ("CMAG"), Clinton Relational Opportunity Master Fund, L.P. ("CREL"), Clinton Spotlight Master Fund, L.P. ("SPOT"), Clinton Relational Opportunity, LLC ("CRO"), Clinton Group, Inc. ("CGI"), Mr. George E. Hall ("Mr. Hall" and together with CMAG, CREL, SPOT, CRO and CGI, "Clinton," "we" or "us") and its nominees listed below in connection with the solicitation of proxies (the "Proxy Solicitation") from the stockholders of Neutral Tandem, Inc. d/b/a Inteliquent ("Inteliquent" or the "Company"). The mailing address of the principal executive offices of the Company is 550 West Adams Street, 9th Floor, Chicago, Illinois 60661.

For the reasons set forth in this proxy statement, we do not believe that the current board of directors of the Company (the "Board") is acting in the best interests of the Company's stockholders. We are therefore seeking your support at the upcoming annual meeting of stockholders (the "Annual Meeting"), scheduled to be held at Inteliquent's offices located at 550 West Adams, Suite 900, Chicago, Illinois 60661, on [ ], 2013 at [ ], central time, with respect to the following (each, a "Proposal" and, collectively, the "Proposals"):

1.	To elect Clinton’s six director nominees, Kevin J. Cameron, Jose A. Cecin, Jr., Alexander H. Good, Richard Katz, Alexander Mashinsky and John K. Peters (the "Nominees" and together with Clinton, the "Participants"), to serve as directors on the Board until the 2014 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of [ ] as the Company's independent registered public accounting firm for the year ending December 31, 2013;

3.	To consider an advisory and non-binding "say on pay" vote regarding executive compensation, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosure in the Company's preliminary proxy statement, filed on April 8, 2013 in connection with the Annual Meeting (the "Company's Proxy Statement"); and

4.	To transact such other business that may properly come before the Annual Meeting.

The Company has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting as of [ ], 2013 (the “Record Date”). Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were [●] shares of Inteliquent common stock, par value $0.001 per share (the "Common Stock"), outstanding.

As of April 12, 2013, Clinton, together with the other Participants in this Proxy Solicitation, beneficially owned 1,835,058 shares of Common Stock, which represents approximately 5.7% of the outstanding Common Stock. We intend to vote such shares of Common Stock FOR the election of the Nominees, FOR the ratification of the appointment of [ ] and AGAINST the advisory vote on executive compensation.

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This proxy statement and GREEN proxy card are first being mailed or given to the Company's stockholders on or about [ ], 2013.

THIS PROXY SOLICITATION IS BEING MADE BY THE PARTICIPANTS AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY OR ANY OTHER THIRD PARTY.  THE PARTICIPANTS ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS DESCRIBED HEREIN.  SHOULD OTHER MATTERS, WHICH THE PARTICIPANTS ARE NOT AWARE OF A REASONABLE TIME BEFORE THE DATE OF THIS PROXY STATEMENT, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GREEN PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

CLINTON URGES YOU TO SIGN, DATE AND RETURN THE GREEN PROXY CARD IN FAVOR OF THE ELECTION OF ITS NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY MANAGEMENT OF THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF CLINTON'S NOMINEES, FOR THE RATIFICATION OF [ ] AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AGAINST THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS, BY SIGNING, DATING AND RETURNING THE ENCLOSED GREEN PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO CLINTON MAGNOLIA MASTER FUND, LTD., C/O OKAPI PARTNERS LLC, 437 MADISON AVENUE, 28TH FLOOR, NEW YORK, NEW YORK 10022, WHICH IS ASSISTING IN THIS PROXY SOLICITATION, OR TO THE SECRETARY OF THE COMPANY, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

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IMPORTANT

PLEASE READ THIS CAREFULLY

If your shares of Common Stock are registered in your own name, please vote today by signing, dating and returning the enclosed GREEN proxy card in the postage-paid envelope provided.

If you hold your shares of Common Stock in "street" name with a bank, broker firm, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the shares of Common Stock that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, broker firm, dealer, trust company or other nominee to vote in favor of the election of the Nominees and in favor of the other Proposals (other than Proposal 3). Please follow the instructions to proxy provided on the enclosed GREEN proxy card. If your bank, broker firm, dealer, trust company or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GREEN proxy card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Clinton Magnolia Master Fund, Ltd., c/o Okapi Partners LLC, 437 Madison Avenue, 28th Floor, New York, New York 10022, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Execution and delivery of a proxy by a record holder of shares of Common Stock will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

Only holders of record of shares of Common Stock as of the close of business on the Record Date will be entitled to vote on the Proposals. If you were a stockholder of record as of the close of business on the Record Date, you will retain your right to vote even if you sell your shares of Common Stock after the Record Date.

The holders of a majority of the outstanding shares of Common Stock issued and entitled to vote at the Annual Meeting must be present in person or by proxy to establish a quorum for business to be conducted at the Annual Meeting. Abstentions and “broker non-votes” are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

“Broker non-votes” are shares that are held in “street name” by a bank, broker or other record holder that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. “Broker non-votes” will be included in determining the presence of a quorum at the annual meeting, but will not be counted for purposes of voting on “non-discretionary” items. The election of directors (Proposal 1) and the advisory vote to approve named executive officer compensation (Proposal 3) are “non-discretionary” items. Because Clinton is providing proxy materials to stockholders of the Company in connection with the Annual Meeting, the ratification of [ ] as the Company's independent registered public accounting firm (Proposal 2) will also be considered a non-discretionary item.

In the election of directors (Proposal 1), you may vote “FOR” all or some of the Nominees or you may vote to “WITHHOLD” with respect to one or more of the Nominees. A vote to “WITHHOLD” on the election of directors will not be considered to be a vote for or against a Nominee.

For the other items of business (Proposals 2 and 3), you may vote “FOR,” “AGAINST” or “ABSTAIN.” A vote to “ABSTAIN” on the other items of business will have the same effect of a vote “AGAINST.” If you vote “ABSTAIN,” your shares will be counted as present for purposes of determining whether enough votes are present to hold the annual meeting.

If you have any questions regarding your GREEN proxy card or need assistance in executing your proxy, please contact Okapi Partners LLC at (212) 297-0720 or Toll-Free at (855) 305-0857.

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INFORMATION ON THE PARTICIPANTS

This Proxy Solicitation is being made by CMAG, a Cayman Islands exempted company, CREL, a Cayman Islands exempted limited partnership; SPOT, a Cayman Islands exempted limited partnership; CRO, a Delaware limited liability company, which serves as the investment manager to CREL; CGI, a Delaware corporation, which serves as the investment manager to CMAG and SPOT and is the sole member of CRO; Mr. Hall, a United States citizen, who serves as President of CGI; and each of the Nominees, Kevin J. Cameron, Jose A. Cecin, Jr., Alexander H. Good, Richard Katz, Alexander Mashinsky and John K. Peters.

The principal business of CMAG, CREL and SPOT is to invest in securities, the principal business of CGI and CRO is to provide investment management services to funds, private individuals and institutions and the principal business of Mr. Hall is to serve as President of CGI. The principal business of each Nominee is disclosed in the section titled "PROPOSAL 1 – ELECTION OF DIRECTORS" on page [●].

The principal business address of Clinton is 601 Lexington Avenue, 51st Floor, New York, New York 10022. The principal business address of each Nominee is disclosed in the section titled "PROPOSAL 1 – ELECTION OF DIRECTORS" on page [●].

As of the date of this filing, the Participants beneficially own an aggregate of 1,835,058 shares of Common Stock, constituting approximately 5.7% of the shares of Common Stock outstanding. The percentages contained herein are based upon 32,307,003 shares of Common Stock outstanding as of March 8, 2013, as reported in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 18, 2013.

Of the 1,835,058 shares of Common Stock owned in the aggregate by the Participants, such shares of Common Stock may be deemed to be beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) as follows: (a) 336,758 shares of Common Stock are beneficially owned by CMAG, 200 shares of which are owed by CMAG in record name; (b) 282,791 shares of Common Stock are beneficially owned by CREL; (c) 1,141,239 shares of Common Stock are beneficially owned by SPOT; (d) 282,791 shares of Common Stock may be deemed to be beneficially owned by CRO, by virtue of its investment management agreement with CREL; (e) 1,835,058 shares of Common Stock may be deemed to be beneficially owned by CGI, by virtue of investment management agreements with CMAG and SPOT, its ownership of CRO and a sub-advisory agreement governing a portion of a mutual fund portfolio ("CASF") that beneficially owns 72,270 shares of Common Stock; (f) 1,835,058 shares of Common Stock may be deemed to be beneficially owned by Mr. Hall, by virtue of his direct and indirect control of CGI, CRO, CREL, CMAG and SPOT; and (g) 2,000 shares of Common Stock are beneficially owned by Richard Katz ("Mr. Katz"), a Nominee. Clinton has sold options on an aggregate of 112,500 shares of Common Stock with strike prices ranging from $2.50 to $5.00 and an expiration date of April 20, 2013 or May 18, 2013. Other than Mr. Katz, no Nominee owns beneficially or of record any securities of the Company. Please see Annex I for all transactions in Common Stock effectuated by the Participants during the past two years.

Clinton and Mr. Katz may be deemed to have formed a "group," within the meaning of Section 13(d)(3) of the Exchange Act. Collectively, the group may be deemed to have voting control over a combined 1,835,058 shares of Common Stock, constituting approximately 5.7% of the outstanding shares of Common Stock.

Except as set forth in this proxy statement (including the Annexes hereto), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this Proxy Solicitation directly or indirectly beneficially owns any securities of Inteliquent; (iii) no Participant owns any securities of Inteliquent which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of Inteliquent during the past two years; (v) no part of the purchase price or market value of the securities of Inteliquent owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of Inteliquent, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of Inteliquent; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of Inteliquent; (ix) no Participant or any of his its associates was a party to any transaction, or series of similar transactions, since the beginning of Inteliquent's last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which Inteliquent or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by Inteliquent or its affiliates, or with respect to any future transactions to which Inteliquent or any of its affiliates will or may be a party; and (xi) no person, including any of the Participants, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this proxy statement. There are no material proceedings to which any Participant or any of his or its associates is a party adverse to Inteliquent or any of its subsidiaries or has a material interest adverse to Inteliquent or any of its subsidiaries. With respect to each of the Participants, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

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REASONS FOR OUR SOLICITATION

The incumbent Board has overseen a tremendous destruction of stockholder value. Since the Company’s late 2007 IPO at $14 per share, stockholders have lost more than $250 million and the Common Stock is down more than 75%. According to CapitalIQ, after adjusting for the one-time $3 dividend paid in 2012, the Common Stock is down 61%, 71% and 73% in the one, three and five year periods ended April 11, 2013.

We think it is time for stockholders to elect a new Board that is tasked with creating value for public stockholders – something the existing Board has failed to accomplish. We are convinced the Company is worth substantially more than the current stock price. We are equally convinced that the current Board, and especially its long-serving members, is an impediment to achieving that valuation.

Inteliquent had every opportunity to be a blockbuster company. It was a pioneer in a “network effect” business, with a clear lead, a wide competitive moat and recurring revenue. For a long time, the business was generating significant cash flow and had hallmarks of a terrific economic enterprise.

Over the last several years, we believe the Board made a series of bad business decisions that have destroyed stockholder value and prevented the Company from achieving its full promise. Just a few reminders of the past will suffice to prove the point:

First, in our view, sitting on significant cash reserves and a good, free cash flowing business, the Company should have instituted a regular dividend. Instead, the Company spent $100 million buying a business halfway around the globe, outside its industry, operating with a different currency, tax regime, language, set of accounting rules, customer base and technology. Predictably, the acquisition has destroyed significant value and the Company has now had to write off most of the purchase price. Not only is the operation worth substantially less than was paid for it, the Company invested tens of millions in capital equipment and management has been distracted by a series of operational, sales, accounting and tax hiccups in Italy.

Second, as the Company has now admitted, the Company violated the trust of its largest customer by sending tens of billions of minutes of unauthorized, inter-LATA calls onto the customer’s network while simultaneously over-charging the customer for other traffic. These actions were contradictory to the Company's “Code of Business Conduct and Ethics” which provides that the Company will engage in “ethical business relationship[s] based on mutually beneficial long-term relationships … [with] suppliers and other third parties.” Not surprisingly, the customer discovered both of these serious offenses, demanded redress and, between lower revenue and new costs, left the Company with about half its prior operating cash flow run-rate and a liability for a multi-million dollar settlement.

Third, in prosecuting patent litigation against Peerless Networks, the Board authorized what we believe was an expensive and distracting endeavor that ultimately led to the invalidation of the Company’s patent. Worse, the relationship between the two companies has undoubtedly been tainted, even though there is solid industrial logic in our view to putting the two businesses together.

Fourth, many new service offerings and attempts to diversify away from the original business have been fraught with false starts, miscalculations and bad implementation. The Company made a “$1 million mistake” in launching the so-called “all-in-one” service because the supplier arrangement with Comcast was “misunderstood” and never reduced to writing. We understand that growth in the termination product was severely hampered because the Company was unable to provide necessary reports to its partners to validate the use of the product. In addition, after much fanfare and millions in capital investment, the hosted services offering with Cisco was pronounced yet another failure by management and shuttered within a year of its launch.

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These misjudgments by the Board and executive team are just a few examples of the many ways in which the long-standing directors have failed stockholders. Other examples, in our view, include failing to interview even a single outside candidate for the Chief Executive Officer’s job upon Mr. Wren’s resignation; accelerating the vesting of stock for the prior Chief Executive Officer to permit him the rewards of service while not having to serve; investing the Company’s cash in auction-rate securities; and adopting what we view as antiquated governance policies, such as super-majority voting requirements.

The Company is at a critical juncture. There are opportunities to create value for stockholders and the Company can generate significant cash flow going forward and regain its footing for future growth. None of these things is likely to happen, in our view, if the same kind of decision making that has plagued the Company since its IPO pervades its future.

That is why we believe stockholders should vote for a new Board. A new Board could reverse the Company’s ill-conceived foray into the IP backbone business by selling Tinet, possibly to a facilities-based carrier capable of generating profit from the existing traffic. The tandem business and its related services has and will continue to experience some volatility as customers contemplate the Company’s past bad conduct and new rates. We believe the Company and its tandem business can recover best if Inteliquent undertakes appropriate cost cutting, network grooming, customer retention efforts and, importantly, fair business practices. We believe a new Board is better suited to institute and oversee these changes and would provide customers confidence in the business practices of the Company. Once the tandem business is stabilized, we believe the Board should then consider a sale of the Company, given the challenges of operating a public company at this small scale.

In our view, none of this – the sale of Tinet, the stabilizing of the domestic business or the ultimate sale of the Company – is being priced into the Common Stock today for the simple reason that stockholders have lost confidence in the willingness and ability of the long-serving Board members to effectively oversee the Company. It is time for a change.

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BACKGROUND OF THE PROXY SOLICITATION

On February 23, 2011, Clinton sent a letter to the Company informing the Company of Clinton's intention to nominate directors at the Company's 2011 annual meeting of stockholders.

On April 18, 2011, Clinton and the Company entered into a letter agreement, pursuant to which the Company agreed to, among other things, (i) increase the size of the Board by two new independent directors (one director to be selected by the Board from a list of nominees suggested by Clinton) and (ii) conduct a "Dutch auction" self-tender offer to purchase at least $50,000,000 worth of shares of Common Stock. In return, Clinton agreed to, among other things, be subject to customary standstill provisions, which ended on January 26, 2012.

On May 26, 2011, the Board voted to increase the size of the Board from six to eight members and to appoint Edward Greenberg and Timothy A. Samples as new directors to fill the vacancies created by the increase. Mr. Samples had been selected and recommended to the Board by Clinton.

On February 22, 2012, Clinton sent a letter to the Company informing the Company of Clinton's intention to present certain proposals and nominate four candidates to stand for election as directors at the Company's 2012 annual meeting of stockholders, along with completed nominee questionnaires and other materials required to be delivered to Inteliquent in connection with stockholder nominations.

On April 3, 2012, Clinton sent a letter to Mr. Evans, the Company's Chief Executive Officer indicating that CMAG would not go forward with its planned proxy contest with respect to the Company's 2012 annual meeting.

On January 30, 2013, Clinton sent a public letter to Mr. Hynes, Chairman of the Board, which outlined the destruction of stockholder value by the current Board and management team of the Company. In the letter, Clinton requested that the current Board be replaced with independent directors, and expressed an intent to nominate new directors if the Board failed to do so. Clinton also suggested that the Company sell its Tinet business.

On January 31, 2013, Clinton filed a Schedule 13D publicly disclosing its letter to Mr. Hynes and its beneficial ownership of approximately 5.2% of the outstanding Common Stock.

On February 13, 2013, Clinton sent a letter to the Company informing the Company of Clinton's intention to nominate six candidates to stand for election as directors at the Annual Meeting, along with completed nominee questionnaires and other materials required to be delivered to Inteliquent in connection with stockholder nominations.

On February 28, 2013, Mr. Evans spoke with representatives of Clinton to discuss the issues raised in Clinton's January 30, 2013 letter and the February 13, 2013 nomination package.

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PROPOSAL 1 – ELECTION OF DIRECTORS

The Board currently consists of seven directors.  According to the Company's Proxy Statement, the terms of all seven directors expire at the Annual Meeting.  We are seeking your support at the Annual Meeting to elect our six Nominees.   If successful in our Proxy Solicitation, then the Board will be composed of the Nominees and the Company's director nominee receiving the highest number of votes in favor of his election at the Annual Meeting. If four or more of our Nominees are elected, they will represent a majority of the members of the Board. There is no assurance that any incumbent director will serve as a director if one or more of our Nominees are elected to the Board.

Clinton is soliciting proxies to elect only the Nominees listed therein. Accordingly, the enclosed GREEN proxy card may only be voted for the Nominees and does not confer voting power with respect to any of the Company’s director nominees. Stockholders who return the GREEN proxy card will only be able to vote for the six Nominees listed on the card and will not have the opportunity to vote for the one additional seat up for election at the Annual Meeting. See the section titled “Voting and Proxy Procedures” on page [●] for additional information. You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company. You should refer to the Company's Proxy Statement for the names, background, qualifications and other information concerning the incumbent directors.

Name and Business Address	Age	Principal Occupation For Past Five Years and Directorships
Kevin J. Cameron One Ferry Building Suite 255 San Francisco, CA 94111	44

Mr. Cameron is currently the Chief Executive Officer of Ionetix Corporation, a privately-held medical device company, which he joined in March 2011. From February 2003 to February 2008, Mr. Cameron was co-founder and President of Glass Lewis & Company, a leading independent research firm focused on issues of corporate governance. From 2001 to 2002, Mr. Cameron handled corporate affairs for Moxi Digital, Inc. (later acquired by ARRIS Group, Inc.), a technology venture focused on digital entertainment. From 1998 to 2001, he was employed by NorthPoint Communications Group, Inc., a publicly-traded broadband telecommunications company. Prior to 1998, Mr. Cameron was an attorney specializing in telecommunications law in Washington D.C. and served as a law clerk to the Hon. James L. Buckley of the United States Court of Appeals for the District of Columbia Circuit. Mr. Cameron also currently serves on the board of directors of two public companies, Keryx Biopharmaceuticals, Inc., a pharmaceutical company focused on renal disease, where he has served since June 2007, and Ecotality, Inc., a developer of clean electric transportation and storage technologies, where he has served since January 2012. Mr. Cameron also served on the board of directors of Reddy Ice Holdings, Inc., a manufacturer and distributor of packaged ice products, from January 2009 to June 2012, at which time Reddy Ice Holdings, Inc. underwent a pre-packaged plan of reorganization under Chapter 11. Mr. Cameron serves as a member of the Research Advisory Council of Glass, Lewis & Co.

Mr. Cameron holds a J.D. degree with honors from the University of Chicago Law School, where he served as Articles Editor of the Law Review and a B.A., in Economics from McGill University, Montreal, where he received the Allen Oliver Gold Medal in Economics.

Mr. Cameron's qualifications as a director include his experience in finance and corporate governance matters, as a member of the board of directors of several public companies and in the telecommunications industry.

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Jose A. Cecin, Jr. 1855 St. Francis Street #1612 Reston, VA 20190	49

Mr. Cecin is currently a consultant to McWane, Inc., one of the largest privately held businesses in the United States, on technology strategy and operations. From 2011 to 2012, Mr. Cecin was the Chairman of the board of directors of Vuzix Corporation, a provider of optical display products to various markets. From 2009 to 2010, Mr. Cecin served as Executive Vice President and Chief Operating Officer of RCN Corporation, a competitive broadband services provider delivering all-digital and high definition video, high-speed internet and premium voice services to over 400,000 residential and business customers. He also served on RCN's board of directors, including on its audit and compensation committees. RCN was taken private by ABRY Partners at an enterprise value of $1.2 billion, which represented a 43% premium for shareholders. From 2003 to 2008, Mr. Cecin was a Managing Director of BB&T Capital Markets, the investment banking division of BB&T Corporation, where he was the Group Head of the firm's Communications Investment Banking practice. Prior to such time, Mr. Cecin was a co-founder of Cambrian Communications, LLC, a facilities-based telecommunications service provider, where he served as Chief Operating Officer. Mr. Cecin was also on the founding team of Wave International, Ltd., a company focused on financing and building telecommunications infrastructure in emerging markets. During his employment at Wave International, Ltd., from 1996 to 1999, he helped to acquire, fund and build a competitive telecommunications infrastructure in Venezuela. From 1992 to 1996, Mr. Cecin worked at Bell Atlantic Corporation (currently Verizon Communications, Inc.), where he served as a network engineer and as Managing Director of Corporate Development.

Mr. Cecin also has significant experience as a director of publicly traded companies. In addition to his directorship at RCN Corp., Mr. Cecin formerly served as Chairman of the Board of Directors of Arbinet Corporation, a leading provider of international voice and IP solutions to global carriers and service providers. From April 2008 to March 2010, he was the lead independent director of SkyTerra Communications, a 4G satellite services company, where he chaired a Special Committee of the board. From 2004 to 2007, he served as an independent director of NEON Group, Inc., a regional bandwidth transport services company.

Mr. Cecin earned a BSEE from the United States Military Academy at West Point, and an MBA from Stanford University.

Mr. Cecin's qualifications as director include his expertise and extensive management history in the telecommunications and wireless industries, as well as his experience serving on the board of directors of several public companies.

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Alexander H. Good 10920 Cripplegate Road Potomac, MD 20854	63

Mr. Good served as the Chief Executive Officer of Uniloc Luxembourg, S.A., a software technology company focused primarily on software activation and device recognition, since October 2012. From 2004 to 2010, Mr. Good was Chairman, Chief Executive Officer and President of SkyTerra Communications, a mobile satellite company. He also served as the Executive Chairman of Affinity Internet, Inc. (currently Hostway Corporation) from 2002 to 2003, as the Executive Chairman of Nexverse Networks, Inc., (currently Veraz Networks, Inc.), a private company providing application, control and bandwidth optimization solutions, and as a director of NextLevel Communications, Inc., a private company providing broadband communications systems. From 1999 to 2001, Mr. Good was Chairman, Chief Executive Officer and President of @Link Networks, Inc. He served as Executive Vice President of Strategy and Corporate Development at Bell Atlantic Corporation (currently Verizon Communications, Inc.) from 1997 to 1999 and as Chief Executive Officer of Bell Atlantic International from 1994 to 1997. Mr. Good served as Senior Vice President of MTEL Communications, Inc. and Chief Executive Officer of MTEL International from 1990 to 1994. He was also appointed by President Reagan and confirmed by the U.S. Senate to be an Assistant Secretary of Commerce, where he worked on global telecom reform and privatization.

Mr. Good earned his A.B. degree from the University of California, Berkeley and his J.D. from Loyola University's School of Law.

Mr. Good’s qualifications as a director include his experience in the telecom industry with LECs, CLECs, wireless companies and satellite communication firms, as well as his experience on a number of public and private company boards, including as Executive Chairman of a firm that made tandem switches.

Richard Katz 305 East 86th Street Apt 9PW New York, NY 10028	46

Since November 2011, Mr. Katz has been Managing Member of Torque Point Advisors, LLC, a consulting firm providing services to business management and investors. From September 2007 to November 2011, Mr. Katz was Chief Financial Officer of ProCure Treatment Centers, a developer and operator of proton radiation centers that raised more than $800 million in capital in non-recourse project debt, strategic mezzanine and minority interests in subsidiaries, and parent company equity and convertible notes. From August 1988 to January 2007, he was employed in various capacities at Goldman Sachs, most recently as Managing Director in the Fixed Income, Currency and Commodities Division. He also worked in Leveraged Finance within the Investment Banking Division, where he was focused on providing financial advice to telecommunications companies. Mr. Katz is a director of Sonar Entertainment, Inc., a developer, producer and distributor of television movies, mini-series and series, and has been nominated to serve as a director of MF Global Holdings Inc. upon the effectiveness of MF Global Holdings’ Plan of Reorganization.

Mr. Katz holds a B.A. degree from Yale University.

Mr. Katz’s qualifications as a director include his experience as an executive officer of a high growth, financially sophisticated business, his expertise in corporate finance, leveraged finance and risk management, and his understanding of the telecommunications industry.

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Alexander Mashinsky 134 W. 37 St. Suite 200 New York, NY 10018	47

Since 2004, Mr. Mashinsky has served as the Managing Partner of Governing Dynamics LLC., which is an early stage investment firm through which Mr. Mashinsky launched and invested in numerous companies. Mr. Mashinsky served as the Founder and Chief Executive Officer of GroundLink, Inc., a global Saas provider to the transportation industry, from 2006 to 2011. Since 2011, Mr. Mashinsky has served as the Chief Executive Officer of NameSpace, Inc., which originates generic top-level domain names. In addition, Mr. Mashinsky served as a member of the board of directors of Arbinet-Thexchange, Inc. (currently Primus Telecommunication Group), an electronic marketplace for communications trading, from 2006 to 2010. Mr. Mashinsky founded Arbinet Corporation in 1995 and served as Chairman and Chief Executive Officer from 1995 to 2000; Comgates Communications, Ltd. a provider of VOIP border session controllers and soft switch technology, in 1998; Elematics, Inc., a technology company focused on SDN and virtualization and network management software, in 2001; and Transit Wireless, LLC, which provides a shared wireless infrastructure for the New York City Transit Authority, in 2004. Mr. Mashinsky has received numerous awards for innovation including being nominated three times by E&Y as entrepreneur of the year in 2002 and 2011, Crain's 2010 Top Entrepreneur and the prestigious 2000 Albert Einstein Technology medal and the Technology Foresight Award for Innovation (presented in Geneva at Telecom 99). Mr. Mashinsky is the author of more than 50 patents relating to exchanges, VOIP, web services and communication. Mr. Mashinsky has been nominated for election to the board of directors of Tellabs Inc. at the company's 2013 annual meeting of directors.

Mr. Mashinsky's qualifications as a director include over 25 years of experience in the telecommunication services industry, his experience as an executive officer of several high growth companies, and his past service on the board of directors of a public company.

John K. Peters 19450 Valle Vista Drive Saratoga, CA 95070	65

Since August 2002, Mr. Peters has served as an interim chief executive officer and CEO-level coach and consultant for a number of technology companies. From March 2012 to July 2012, he served as the Interim Chief Executive Officer of ViVOtech, Inc., a provider of mobile commerce solutions; ViVOtech entered into a Voluntary Assignment for the Benefit of Creditors in August 2012. From October 2010 to October 2011, Mr. Peters served as the Interim Chief Executive Officer of Adaptive Planning, Inc., a provider of cloud-based corporate performance management solutions for mid-market companies, and from November 2009 to September 2010, he served as the Interim Chief Executive Officer of ShotSpotter, Inc., a provider of gunshot location systems to law enforcement. Mr. Peters also served as the Interim Chief Executive Officer of Anagran, Inc., a provider of traffic management solutions for broadband networks, from October 2008 to February 2009. From January 2006 to September 2008, Mr. Peters was the Chief Executive Officer of Reconnex, Inc. (currently McAfee, Inc.), which develops data loss prevention systems. Mr. Peters has also been the Chief Executive Officer of several other venture capital backed companies, including PocketThis, Inc., an application software provider to mobile carriers, from May 2005 to August 2005; Yipes Enterprise Services, Inc., an enterprise-focused provider of Ethernet network services within and between cities, from November 2003 to September 2004; Netli, Inc. (currently Akamai Technologies, Inc.), a network-based application acceleration service, from August 2002 to October 2003; and Sigma Networks, Inc., a provider of broadband metropolitan area services from 2000 to 2002. Prior to Sigma Networks, from 1995 to 1999, Mr. Peters was executive vice president for Concentric Network Corporation, a business-oriented ISP, where he held various senior management roles leading the operations, engineering, product development, product management, Web hosting services, and corporate development organizations, as well as Chief Operating Officer of Pacific Bell Information Services where he helped launch and operate the residential and business voice mail services for PacBell in California.

Mr. Peters received both a B.S. and an MBA from Stanford University.

Mr. Peters's qualifications as a director include his experience as an executive officer in the telecommunications and data communications industry as well as his experience consulting with companies facing transformative decisions.

11

None of the organizations or corporations referenced above is a parent, subsidiary or other affiliate of Inteliquent. If elected, each of the Nominees will be considered an independent director of Inteliquent under the Company's Corporate Governance Guidelines, under applicable NASDAQ listing rules and under Item 407(a) of Regulation S-K.

Each of the Nominees has entered into a nominee agreement pursuant to which CGI has agreed to pay the costs of soliciting proxies, and to defend and indemnify him or her against, and with respect to, any losses that may be incurred by him or her in the event he or she becomes a party to litigation based on his or her nomination as a candidate for election to the Board and the solicitation of proxies in support of his or her election. No Nominee will receive any compensation under his or her respective nominee agreement and will not receive any compensation from Clinton or its affiliates for his or her services as a director of the Company if elected. If elected, the Nominees will be entitled to such compensation from the Company as is consistent with the Company's then-established practices for services of non-employee directors.

Each of the Nominees has agreed to being named as a nominee in this proxy statement and has confirmed his or her willingness to serve on the Board if elected.  Clinton does not expect that any of the Nominees will be unable to stand for election, but in the event that a Nominee is unable to or for good cause will not serve, the shares of Common Stock represented by the GREEN proxy card will be voted for a substitute candidate selected by Clinton.  If Clinton determines to add nominees, whether because the Company expands the size of the Board subsequent to the date of this proxy statement or for any other reason, Clinton will supplement this proxy statement.

The seven persons receiving the highest number of "FOR" votes represented by shares of the Common Stock present in person or represented by proxy at the Annual Meeting will be elected.

WE URGE YOU TO VOTE YES TO THE ELECTION OF OUR NOMINEES PURSUANT TO PROPOSAL 1.

12

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

According to the Company's Proxy Statement, the Audit Committee of the Board has appointed [ ] as the independent registered public accounting firm to audit the Company's consolidated financial statements and internal control over financial reporting for the year ending December 31, 2013. During 2012, Deloitte & Touche LLP served as the Company's independent registered public accounting firm and also provided certain tax and other audit related services. Representatives of [ ] are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

The Board recommends a vote “FOR” the ratification of the appointment of [ ] as the Company's independent registered public accounting firm for year 2013. If the appointment is not ratified, the Board's Audit Committee will consider whether it should select another independent registered public accounting firm.

Ratification of the appointment of [ ] as the Company's independent registered public accounting firm for year 2013 requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Abstentions will have the same effect as a vote against Proposal 2 and broker non-votes will have no effect on the outcome of Proposal 2.

WE RECOMMEND YOU VOTE YES TO PROPOSAL 2.

13

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

As discussed in further detail in the Company's Proxy Statement, the Company is providing stockholders with the opportunity to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company's Proxy Statement. This Proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

“RESOLVED: That the stockholders of Neutral Tandem, Inc. approve the compensation of the named executive officers as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosure Neutral Tandem's 2013 Proxy Statement. "

The affirmative vote of a majority of the shares present in person or by proxy is required for advisory approval of the Company’s executive compensation. The vote is advisory and non-binding in nature but the Board's Compensation Committee will carefully consider the outcome of the vote when making future decisions regarding executive compensation arrangements. Abstentions will have the same effect as a vote against Proposal 3 and broker non-votes will have no effect on the outcome of Proposal 3.

Clinton believes the Company's executive compensation program has failed to align compensation with performance and overall stockholder return. We note, for example, that the Company has no stock ownership guidelines for directors or named executive officers. We believe the Board should undertake a comprehensive review of the Company's executive compensation practices, with the goal of developing and implementing a program that properly aligns executive compensation with stockholder interest.

WE URGE YOU TO VOTE AGAINST PROPOSAL 3.

14

VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Each share of Common Stock is entitled to one vote.  Stockholders who sell shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock.  Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date.  Based on publicly available information, including the Company' s Proxy Statement, we believe that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

Shares of Common Stock represented by properly executed GREEN proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees to the Board, FOR the ratification of the appointment of [ ] as the Company’s independent registered public accounting firm for 2013, AGAINST the advisory vote on executive compensation and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

According to the Company's Proxy Statement, the current Board intends to nominate seven candidates for election as directors at the Annual Meeting.  This proxy statement is soliciting votes to elect only our six Nominees, Kevin J. Cameron, Jose A. Cecin, Jr., Alexander H. Good, Richard Katz, Alexander Mashinsky and John K. Peters.  Accordingly, stockholders who return the GREEN proxy card will only be able to vote for Clinton's six Nominees and will not have the opportunity to vote for the one additional seat up for election at the Annual Meeting. There is no assurance that any of the nominees of Stillwater will serve as directors if any of the Nominees are elected to the Board. If you vote using the GREEN proxy card, you will not be able to vote for any of the Company's nominees for director. You can only vote for the Company’s nominees by signing and returning a proxy card provided by the Company.  The Participants intend to vote all of their shares of Common Stock in favor of the Nominees.

QUORUM; WITHHELD VOTES; ABSTENTIONS; BROKER NON-VOTES

According to the Company's Proxy Statement, the holders of a majority of the outstanding shares of Common Stock issued and entitled to vote at the Annual Meeting must be present in person or by proxy to establish a quorum for business to be conducted at the Annual Meeting. Abstentions and “broker non-votes” are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

According to the Company's Proxy Statement, broker non-votes and votes "withheld" will not be counted as votes for or against a director nominee pursuant to Proposal 1. Abstentions will have the same effect as a vote against Proposals 2 and 3, and broker non-votes will have no effect on the outcome of any Proposal.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ According to the Company's Proxy Statement, the seven nominees for director receiving the highest number of "FOR" votes represented by shares of Common Stock present in person or represented by proxy at the Annual Meeting will be elected.

Ratification Of Independent Registered Public Accounting Firm and Advisory Vote on Executive Compensation ─ According to the Company's Proxy Statement, approval of the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2) and advisory vote on executive compensation (Proposal 3) will each require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.

IF YOU WISH TO VOTE FOR THE ELECTION OF OUR NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GREEN PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

15

APPRAISAL/DISSENTER RIGHTS

Stockholders are not entitled to appraisal or dissenters' rights under Delaware law in connection with the Proposals or this proxy statement.

16

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Solicitation is being made by Clinton and the Nominees. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Clinton will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Clinton has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. Clinton will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.

The entire expense of soliciting proxies is being borne by Clinton. Costs of the Proxy Solicitation are currently estimated to be approximately $400,000. Clinton estimates that through the date hereof, its expenses in connection with the Proxy Solicitation are approximately $75,000. If successful, we may seek reimbursement of these costs from the Company. In the event that we decide to seek reimbursement of our expenses, we do not intend to submit the matter to a vote of the Company's stockholders. The Board, which would consist of a majority of our Nominees, would be required to evaluate the requested reimbursement consistent with their fiduciary duties to the Company and its stockholders. Costs related to the solicitation of consents include expenditures for attorneys, advisors, printing, advertising, postage and related expenses and fees.

Clinton has retained Okapi Partners LLC (“Okapi”) to provide solicitation and advisory services in connection with this solicitation. Okapi will receive a fee not to exceed $125,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified by CGI against certain liabilities and expenses, including certain liabilities under the federal securities laws.  Okapi will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  It is anticipated that Okapi will employ approximately twenty persons to solicit Inteliquent's stockholders as part of this solicitation. Okapi does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a "participant" in this Proxy Solicitation.

Important Notice Regarding the Availability of this Proxy Statement

This proxy statement and all other solicitation materials in connection with this Proxy Solicitation are available on the Internet, free of charge, at [ ________ ].

Information Concerning Inteliquent

Clinton has omitted from this proxy statement certain disclosure required by applicable law to be included in the Company's Proxy Statement. Such disclosure includes, among other things, information regarding securities of the Company beneficially owned by the Company's directors, nominees and management; certain stockholders' beneficial ownership of more than 5% of the Company's voting securities; information concerning executive compensation; and information concerning the procedures for submitting stockholder proposals and director nominations intended for consideration at the 2014 annual meeting of stockholders and for consideration for inclusion in the proxy materials for that meeting. Clinton takes no responsibility for the accuracy or completeness of information contained in the Company's Proxy Statement. Except as otherwise noted herein, the information in this proxy statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Although Clinton does not have any knowledge indicating that any statement contained herein is untrue, we do not take responsibility, except to the extent imposed by law, for the accuracy or completeness of statements taken from public documents and records that were not prepared by or on behalf of Clinton, or for any failure of the Company to disclose events that may affect the significance or accuracy of such information.

Conclusion

We urge you to carefully consider the information contained in this proxy statement and then support our efforts by signing, dating and returning the enclosed GREEN proxy card today.

17

Thank you for your support,

CLINTON MAGNOLIA MASTER FUND, LTD.

CLINTON RELATIONAL OPPORTUNITY MASTER FUND, L.P.

CLINTON SPOTLIGHT MASTER FUND, L.P.

CLINTON RELATIONAL OPPORTUNITY, LLC

CLINTON GROUP, INC.

GEORGE E. HALL

KEVIN J. CAMERON

JOSE A. CECIN, JR.

ALEXANDER H. GOOD

RICHARD KATZ

ALEXANDER MASHINSKY

JOHN K. PETERS

[_________], 2013

18

ANNEX I

TRANSACTIONS BY THE PARTICIPANTS IN THE SECURITIES OF NEUTRAL TANDEM, INC. D/B/A/ INTELIQUENT DURING THE PAST TWO YEARS

The following transaction history shows those trades of CMAG, CREL, SPOT, Mr. Katz and Alexander Mashinsky in securities of the Company during the past two years. As of the date of hereof, CMAG, CREL, SPOT and Mr. Katz are the only Participants that own of record or beneficially securities of the Company. The shares of Common Stock reported herein are held in either cash accounts or margin accounts in the ordinary course of business.

CMAG

Common Stock

Trade Date	Amount Acquired (Sold)
4/11/2011	70,443
4/15/2011	(27,600)
4/19/2011	(1,000)
5/2/2011	25,000
5/10/2011	(10,000)
5/11/2011	(105,000)
5/12/2011	(50,900)
5/19/2011	(25,000)
5/20/2011	(327,400)
6/6/2011	(4,400)
6/13/2011	(11,000)
6/14/2011	30,000
6/15/2011	(8,883)
6/16/2011	(20,000)
6/17/2011	(134,700)
6/21/2011	(5,414)
6/23/2011	(27,480)
6/24/2011	(10,000)
6/27/2011	(12,314)
6/28/2011	(50,900)
6/29/2011	(25,000)
7/1/2011	(8,368)
7/11/2011	46,000
8/4/2011	(70,000)
8/9/2011	(40,000)
8/15/2011	25,000
8/17/2011	20,000
8/24/2011	(10,829)
8/26/2011	-
9/6/2011	7,343
9/7/2011	3,486
9/16/2011	(5,000)
10/4/2011	(75,000)
11/30/2011	13,603

12/1/2011	20,000
12/2/2011	16,847
12/22/2011	2,124
1/5/2012	22,828
1/6/2012	13,000
1/9/2012	16,270
2/17/2012	2,200
3/5/2012	(25,000)
3/6/2012	(50,000)
3/28/2012	(100,000)
4/4/2012	(100,000)
5/14/2012	(100,000)
5/15/2012	(50,000)
5/18/2012	(20,107)
5/21/2012	11,000
6/1/2012	(75,000)
6/15/2012	(61,100)
6/29/2012	(461)
7/2/2012	(6,072)
7/3/2012	(50,000)
7/12/2012	(6,900)
7/13/2012	(17,767)
7/20/2012	(13,700)
8/8/2012	200
10/15/2012	20,494
10/16/2012	25,000
10/17/2012	16,667
10/22/2012	(62,361)
10/26/2012	200
12/7/2012	100,000
12/10/2012	50,000
12/11/2012	101,900
12/14/2012	20,000
12/17/2012	(272,100)
12/18/2012	200
12/24/2012	(200)
1/24/2013	33,000
1/28/2013	20,000
1/29/2013	16,500
1/30/2013	54,450
2/6/2013	100,000
2/7/2013	50,000
2/11/2013	(6,500)
2/13/2013	27,362
2/27/2013	(100)
3/7/2013	14,450
3/15/2013	(5,000)
3/19/2013	3,500
3/25/2013	4,850
3/26/2013	24,246

SPOT

Common Stock

Trade Date	Amount Acquired (Sold)
3/5/2012	25,000
3/6/2012	50,000
3/16/2012	82,800
3/28/2012	100,000
4/4/2012	100,000
5/14/2012	115,000
5/15/2012	50,000
5/18/2012	12,807
5/21/2012	11,000
5/22/2012	5,000
5/24/2012	5,000
6/1/2012	50,000
6/15/2012	(7,037)
6/25/2012	3,776
6/29/2012	(4,990)
7/2/2012	(28,336)
7/3/2012	25,000
7/9/2012	(43,532)
7/10/2012	(6,000)
7/13/2012	(6,433)
7/16/2012	(6,000)
7/17/2012	(1,455)
7/18/2012	(11,999)
7/19/2012	(5,411)
7/20/2012	(49,800)
7/23/2012	5,472
7/24/2012	5,622
8/21/2012	(3,392)
8/22/2012	(4,000)
9/11/2012	(14,006)
9/13/2012	(800)
9/21/2012	10,000
10/1/2012	16,000
10/2/2012	(13,120)
10/4/2012	9,136
10/5/2012	(15,600)
10/8/2012	(20,000)
10/11/2012	72,000
10/17/2012	16,667
10/22/2012	(237,639)
10/31/2012	125,000
11/12/2012	12,500

11/16/2012	20,000
12/4/2012	10,640
12/7/2012	(50,000)
12/11/2012	(46,200)
12/12/2012	176,535
12/13/2012	25,000
12/14/2012	50,000
12/17/2012	165,000
12/20/2012	1,800
12/21/2012	4,700
1/2/2013	7,775
1/3/2013	(30,000)
1/4/2013	(11,800)
1/8/2013	12,253
1/10/2013	(10,000)
1/11/2013	-
1/16/2013	(9,000)
1/17/2013	-
1/18/2013	(3,000)
1/24/2013	33,000
1/28/2013	20,000
1/29/2013	16,500
1/30/2013	54,450
2/6/2013	200,000
2/11/2013	(30,000)
2/13/2013	54,764
3/5/2013	(2,300)
3/6/2013	(8,500)
3/7/2013	14,450
3/8/2013	(1,000)
3/15/2013	(15,250)
3/19/2013	7,500
3/25/2013	9,700
3/26/2013	48,492
4/3/2013	(2,500)

CREL

Common Stock

Trade Date	Amount Acquired (Sold)
1/8/2013	(153)
1/10/2013	153
1/24/2013	34,000
1/25/2013	58,800
1/28/2013	10,000
1/29/2013	17,000
1/30/2013	56,100
1/31/2013	108,436
2/1/2013	30,000

2/11/2013	(8,500)
2/13/2013	27,362
3/6/2013	(35,700)
3/7/2013	14,450
3/8/2013	(25,234)
3/11/2013	(400)
3/15/2013	(5,200)
3/18/2013	(24,600)
3/19/2013	3,000
3/25/2013	3,880
3/26/2013	19,397

Mr. Katz

Common Stock

Trade Date	Amount Acquired (Sold)
2/3/12	500
2/6/12	500
2/28/12	150
3/6/12	150
3/20/12	(100)
3/20/12	(200)
12/14/12	1,000

Mr. Mashinsky

Common Stock

Trade Date	Amount Acquired (Sold)
12/4/12	5,000
12/5/12	(5,000)

Option Agreements

From time-to-time over the past year, CGI and its affiliates have entered into options contracts with respect to Inteliquent's stock. The expiration dates on these options ranged from April 21, 2012 through May 18, 2013 and strike prices have ranged from $2.50 to $15.00. The number of options contracts has ranged from zero to 4,022 throughout the last year.

[FORM OF PROXY CARD]

PRELIMINARY COPY – SUBJECT TO COMPLETION

DATED APRIL 12, 2013

PROXY OF STOCKHOLDERS OF NEUTRAL TANDEM, INC. D/B/A INTELIQUENT (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S 2013 ANNUAL MEETING OF STOCKHOLDERS:

THIS PROXY SOLICITATION IS BEING MADE BY CLINTON MAGNOLIA MASTER FUND, LTD., CLINTON RELATIONAL OPPORTUNITY MASTER FUND, L.P., CLINTON SPOTLIGHT MASTER FUND, L.P., CLINTON RELATIONAL OPPORTUNITY, LLC, CLINTON GROUP, INC., GEORGE E. HALL (COLLECTIVELY, "CLINTON"), TOGETHER WITH KEVIN J. CAMERON, JOSE A. CECIN, JR., ALEXANDER H. GOOD, RICHARD KATZ, ALEXANDER MASHINSKY AND JOHN K. PETERS (COLLECTIVELY, THE "NOMINEES").

The undersigned appoints George E. Hall and Joseph A. De Perio, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, which the undersigned would be entitled to vote if personally present at the 2013 Annual Meeting of Stockholders of the Company scheduled to be held at the Company's offices at 550 West Adams, Suite 900, Chicago, Illinois 60661, on [ ], 2013 at [ ], central time (including at any adjournments or postponements thereof and at any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Clinton a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” PURSUANT TO PROPOSAL 1, “FOR” PROPOSAL 2 AND “AGAINST” PROPOSAL 3.

This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

1.	THE ELECTION OF OUR NOMINEES, KEVIN J. CAMERON, JOSE A. CECIN, JR., ALEXANDER H. GOOD, RICHARD KATZ, ALEXANDER MASHINSKY AND JOHN K. PETERS TO SERVE AS DIRECTORS ON THE COMPANY'S BOARD OF DIRECTORS.

☐	☐	☐
For All Nominees	Withhold Authority to Vote for all Nominees	For all Nominees Except

INSTRUCTIONS: IF YOU DO NOT WISH YOUR SHARES OF COMMON STOCK TO BE VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL NOMINEES EXCEPT" BOX AND WRITE THE NAME(S) OF THE NOMINEE(S) YOU DO NOT SUPPORT ON THE LINE BELOW. YOUR SHARES OF COMMON STOCK WILL BE VOTED FOR THE REMAINING NOMINEE(S). ________________________________________________________________________________________

2.	TO RATIFY THE APPOINTMENT OF [ ] AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013:

☐	☐	☐
FOR	AGAINST	ABSTAIN

3.	TO VOTE ON THE COMPANY'S PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS:

☐	☐	☐
FOR	AGAINST	ABSTAIN

IN ORDER FOR YOUR PROXY TO BE VALID, IT MUST BE DATED.

Date:	2013

Signature

Signature (if held jointly)

Title(s):

Please sign exactly as name appears on stock certificates or on label affixed hereto. When shares of Common Stock are held by joint tenants, both should sign. In case of joint owners, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such.

THIS SOLICITATION IS BEING MADE BY CLINTON AND THE NOMINEES AND NOT ON BEHALF OF THE COMPANY.

PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.